Exhibit 23.1

When the transactions referred to in Note 23 of the Notes to the Consolidated Financial Statements for the years ended December 31, 2024 and 2023 have been consummated, we will be in a position to render the following consent.

/s/ Mauldin & Jenkins, LLC

Chattanooga, Tennessee

August 26, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Commercial Bancgroup, Inc. of our report dated March 26, 2025, except for the effects of the recapitalization and stock split described in Note 23 as to which the date is _______________, relating to the consolidated financial statements of Commercial Bancgroup, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the heading “Experts” in the Prospectus.

[unsigned]

Chattanooga, Tennessee
______________

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